                           BRIDGFORD FOODS CORPORATION

                                  EXHIBIT 22.1

                           SUBSIDIARIES OF REGISTRANT

   Name of Subsidiary                               State in which Incorporated
   ------------------                               ---------------------------
Bridgford Distributing Company                              California
Bridgford Meat Company                                      California
Bridgford Foods of Illinois, Inc.                           California
A.S.I. Corporation                                          California
Bridgford Distributing Company of
 Delaware (inactive)                                         Delaware
American Ham Processors, Inc.*
 (inactive)                                                  Delaware
Bert Packing Company (inactive)                              Illinois
Moriarty Meat Company (inactive)                             Illinois

* No shares have been issued.


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